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                                    AGREEMENT


     This agreement (this "Agreement") is dated as of the 17th day of July, 2002 by and between Collegis, Inc., a Delaware corporation ("Collegis") and Salt Creek Ventures, LLC, a Delaware limited liability company ("Salt Creek").

     WHEREAS, Collegis wishes to continue receiving the administrative services that have been provided to it by Salt Creek, and

     WHEREAS, Salt Creek wishes to continue to provide such services,

     NOW THEREFORE, the parties hereto agree as follows:

     1. During the Term of this Agreement, Salt Creek agrees to provide Collegis with administrative, supervisory and oversight services on an as-needed basis, including without limitation, (i) advisory services regarding corporate development, acquisitions, joint ventures and strategic partnerships; (ii) strategic planning; (iii) assessments regarding Collegis' competitive position; and (iv) sales support through senior client relationships. Salt Creek further agrees to provide supplemental services and support staff personnel to the board of directors of Collegis. Salt Creek agrees to take all reasonable steps to assure the availability of Robert E. King to perform the services to be provided to Collegis hereunder.

     2. In consideration for the services to be provided by Salt Creek, Collegis agrees to pay Salt Creek $62,500 per calendar quarter, payable in advance, throughout the Term of this Agreement. No prior invoices for such amount shall be required.

     3. The Term ("Term") of this Agreement shall commence on the date of this Agreement indicated above and shall continue until terminated. This Agreement may be terminated (a) at any time upon the mutual agreement of the parties, or
(b) by either party, upon one (1) year's prior notice. Notwithstanding the foregoing, this Agreement may not terminate pursuant to subsection (b) during a period commencing on the date of any Liquidity Event and ending on the first anniversary thereof. For purposes of this Agreement, "Liquidity Event" means a sale of all or substantially all of the assets of the business of Collegis or a change in ownership control of Collegis.

     IN WITNESS WHEREOF, the parties have hereby executed this Agreement.

                                       COLLEGIS, INC.

                                       By:
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                                       SALT CREEK VENTURES, LLC

                                       By:
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